SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2012

Saul Centers, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7501 Wisconsin Avenue, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 986-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 4, 2012, Saul Centers, Inc. (the “Company”) held its Annual Meeting of Stockholders, at which Philip D. Caraci, Gilbert M. Grosvenor, Philip C. Jackson Jr. and Mark Sullivan III, were reelected to the Board of Directors for three year terms expiring at the 2015 Annual Meeting. The terms of the remaining Board members did not expire as of the May 4, 2012 meeting and those individuals continue as directors of the Company. Holders of 18,602,050 shares of the Company’s common stock voted in person at the meeting or by proxy (representing 96.8% of the 19,225,398 shares eligible to vote) as follows:

	In Favor	Withheld	Not Voted
Philip D. Caraci	16,084,009	1,038,753	1,479,288
Gilbert M. Grosvenor	16,924,226	198,536	1,479,288
Philip C. Jackson Jr.	16,928,376	199,386	1,479,288
Mark Sullivan III	16,952,961	170,071	1,479,288

The stockholders voted for the ratification of Ernst & Young as independent public accountants as follows:

In Favor	Opposed	Abstain
18,560,510	36,379	5,161

The stockholders voted to approve the Saul Organization’s right to convert certain limited partnership units into shares of Common Stock.:

In Favor	Opposed	Abstain	Not Voted
16,937,881	167,850	17,031	1,479,288

Item 8.01. Other Events.

The Company posted on its web site, www.saulcenters.com, a presentation given by management at the Company’s annual meeting of stockholders. The presentation is Exhibit 99. (a) to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

99.(a)	Annual Meeting Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ SCOTT V. SCHNEIDER
Scott V. Schneider
Senior Vice President and Chief Financial Officer

Dated: May 14, 2012

EXHIBIT INDEX

Exhibit No.	Description

99. (a)	Annual Meeting Presentation, delivered May 4, 2012.